News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE
CONTACT:	Rose Briani-Burden Business Communications

815-639-6282

Woodward Board Recommends Stock Split

Fort Collins, Colo., November 30, 2007—Woodward Governor Company (Nasdaq:WGOV) today announced that its Board of Directors voted to recommend to shareholders at its January 23, 2008 annual meeting a two-for-one split of the Common Stock of the company, and an increase in the authorized shares.

“The Board’s action reflects their recognition of our performance and confidence in Woodward’s future,” said President and CEO Tom Gendron.

If the action is approved, each shareholder will receive one additional share for each share of common stock held as of the record date of the split.

About Woodward
Woodward is the largest independent designer, manufacturer, and service provider of energy control and optimization solutions for aircraft engines, industrial engines and turbines, and electrical power equipment. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and cost-effective equipment. Woodward is headquartered in Fort Collins, Colorado USA and serves global markets in aerospace, power and process industries and transportation. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2006 and Form 10-Q for the quarters ended December 31, 2006 and March 31, and June 30, 2007. Woodward’s Form 10-K for the year ended September 30, 2007 will be issued by early-December 2007.

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